SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

IVORY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	33-24967	84-1087170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

5459 South Iris Street, Littleton, Colorado 80123

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Principal Terms of the Merger

On February 11, 2005, pursuant to an Agreement and Plan of Merger dated as of January 17, 2005 by and among Ivory Capital Corporation, a Colorado corporation (the “Company”), Chelsea Acquisition Corp., a Delaware corporation (“Merger Sub”) and Chelsea Therapeutics, Inc., a Delaware corporation (“Chelsea”), Merger Sub was merged with and into Chelsea, and Chelsea became a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company, which previously had no material operations, acquired the business of Chelsea.

Each outstanding share of common stock and Series A Preferred Stock of Chelsea was converted into 10.56306036793 shares of common stock of the Company. All outstanding options and warrants to purchase either common stock or Series A Preferred Stock of Chelsea were assumed by the Company and converted into options and warrants to purchase shares of common stock of the Company at a rate of 10.56306036793 shares of Company stock for each share of Chelsea common stock or Series A Preferred Stock. The Merger resulted in a change of control of the Company, with the former stockholders of Chelsea owning approximately 84.68% of the Company’s outstanding common stock, or approximately 96.75% assuming the conversion of all outstanding options and warrants.

In connection with the Merger, the Company issued 107,202,778 shares of its common stock to holders of common stock and Series A Preferred Stock of Chelsea, and reserved for issuance 5,303,037 shares of common stock pursuant to outstanding warrants to purchase either common stock or Series A Preferred Stock of Chelsea that were assumed by the Company and 9,982,662 shares of common stock pursuant to outstanding options to purchase common stock of Chelsea pursuant to the Chelsea Therapeutics, Inc. 2004 Stock Plan that were assumed by the Company. As a result of the Merger, the Company has 111,317,378 shares of common stock issued and outstanding and an additional 15,285,699 shares of common stock reserved for issuance as described above. The Company anticipates that it will effect a reverse stock split in connection with its reincorporation as a Delaware corporation as described in “Item 8.01. Other Events – Proposed Future Changes” below.

The Merger Agreement was determined through negotiations between the Company and Chelsea. Prior to the Merger, there were no material relationships between the Company and Chelsea, any of their respective affiliates, directors or officers or any associates of such directors or officers.

In connection with the consummation of the Merger, the address of the principal executive offices of the Company was changed to 13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277, and the telephone number of the Company’s executive offices was changed to (704) 341-1516. We intend to change the name of the Company in the near future to Chelsea Therapeutics, Inc.

Description of Business

The information in this Report is not intended as an offer to sell any securities of the Company, nor as a solicitation of an offer to buy such securities, nor does it purport to contain all of the information that a prospective investor may desire in investigating the Company. Except where the context provides otherwise, references to “we,” “us,” “our” and similar terms mean the Company and Chelsea.

THE SECURITIES OF THE COMPANY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Overview

We are a development stage biopharmaceutical company that acquires and develops innovative products for the treatment of a variety of human diseases. Our strategy is to develop technologies that address important unmet medical needs or offer improved, cost-effective alternatives to current methods of treatment. Specifically, we concentrate our efforts on acquiring and developing technologies for the treatment of rheumatoid arthritis, psoriasis, cancer and other immunological disorders.

In March 2004, Chelsea acquired the exclusive rights to a number of antifolate molecules including the product candidate CH-1504. CH-1504 is an orally delivered molecule with believed anti-inflammatory and anti-tumor properties. We believe that CH-1504 has potential applications in autoimmune disease, particularly rheumatoid arthritis, psoriasis and certain cancers as demonstrated in a series of pre-clinical studies. We further believe that CH-1504 may have advantages over existing therapies for rheumatoid arthritis, including increased effectiveness, greater tolerability and decreased side effects.

A six-month pilot clinical study has been completed studying the benefit of CH-1504 for the treatment of rheumatoid arthritis in humans at Universidad Peruana Cayetano Heredia, Lima, Peru in 2003 by O. Castaneda, M.D. Ph.D. Twenty patients who had failed numerous previous rheumatoid arthritis therapies participated in the study. Although this study was not conducted in compliance with the U.S. and international standards necessary for its use in the U.S. regulatory approval process, the study results suggest lower toxicity and improved tolerability, as well as increased efficacy of CH-1504 versus Methotrexate, or MTX, an agent considered the gold standard for the treatment of rheumatoid arthritis. Additional clinical studies are currently being planned and we plan to initiate a Phase I clinical trial in the United States or Europe with CH-1504 in the second quarter of 2005. Additionally, pre-clinical studies have also indicated that CH-1504 may be an active cancer agent, as is MTX, but with greater activity. See “Risk Factors – Risks Related to our Business” below.

Industry Background and Market Opportunity

Rheumatoid arthritis is a chronic inflammatory disease of unknown cause that leads to pain, stiffness, swelling and limitation in the motion and function of multiple joints. If left untreated, rheumatoid arthritis can produce serious destruction of joints that frequently leads to permanent disability. Though the joints are the principal body part affected by rheumatoid arthritis, inflammation can develop in other organs as well.

Rheumatoid arthritis currently affects over two million Americans, almost 1% of the population, and is two to three times more prevalent in women. Onset can occur at any point in life but is most frequent in the fourth and fifth decades of life, with most patients developing the disease between the ages of 35 and 50. The main symptom of rheumatoid arthritis is the persistent inflammation of the joints, usually in a symmetric distribution. This inflammation causes destruction of cartilage, bone erosion and structural changes in the joint, which may range from minimal joint damage to debilitating disease. Patients’ symptoms typically wax and wane, often making early diagnosis and treatment difficult. Some patients also experience the effects of rheumatoid arthritis in places other than the joints. About one-quarter of patients develop rheumatoid nodules, bumps under the skin that often form close to the joints. Many people with rheumatoid arthritis develop anemia. Other effects, which occur less often, include neck pain, dry eyes and mouth. Rarely, people may have inflammation of the blood vessels, the lining of the lungs, or the sac enclosing the heart, which can be potentially life threatening.

There are many different drugs that are used to treat rheumatoid arthritis, including hormones, small molecules and biologics. The normal therapy for rheumatoid arthritis begins with analgesics and non-steroidal anti-inflammatory agents, or NSAIDs, followed by the disease modifying anti-rheumatic drugs, or DMARDs, low dose steroids and finally reconstructive joint surgery for patients failing all therapies. DMARDs are the only drugs that have been shown to alter the course of disease.

MTX is currently the most commonly prescribed first-line DMARD because of its early onset of action, well established efficacy, and ease of administration. However, the administration of MTX is known to cause serious side effects such as pulmonary fibrosis and elevations in liver enzymes (which can be indicative of early liver and kidney damage). Additionally, currently prescribed antifolates eventually lose their effectiveness, possibly due to inactivation through metabolism and increased patient resistance.

Biologics are usually added to a patient’s regimen once MTX and other DMARDs are no longer an adequate therapy or side effects have become unmanageable. The most commonly prescribed biologics block TNF-a, which is a pro-inflammatory cytokine produced by macrophages and lymphocytes. TNF-a is found in large quantities in the rheumatoid joint and is produced locally in the joint by synovial macrophages and lymphocytes infiltrating the joint synovium. The pro-inflammatory effects of TNF-a suggest that inhibition of TNF-a would be clinically useful in rheumatoid arthritis. Indeed, clinical trial data has confirmed the efficacy of several TNF-a inhibitors in relieving the signs and symptoms of rheumatoid arthritis and in slowing or halting radiographic damage. Recently another biologic compound with a separate mechanism of activity has been approved for the treatment of rheumatoid arthritis. Kineret® is an interleukin 1-receptor antagonist found to possess modest activity in the treatment of rheumatoid arthritis. However, like the other biologics described above, it is known to cause side effects. Significant cost and insurance reimbursement also limit availability of these treatments for some patients. Many of the biologics used for rheumatoid arthritis are relatively new and their long-term benefits and/or side effects are unknown.

Consequently, a medical need exists for an alternate antifolate drug that causes fewer side effects without compromising its efficacy. CH-1504 is a unique antifolate that we believe might be clinically superior to MTX and biologics as it might have superior efficacy, less toxicity and increased tolerability.

Market Opportunity

Over five million people are diagnosed with rheumatoid arthritis worldwide and the global market for pharmaceuticals to treat rheumatoid arthritis was estimated in 2003 at $8 billion, with DMARD’s accounting for $4 billion of that figure. MTX is currently the most commonly prescribed treatment for rheumatoid arthritis, but only has sales of approximately $500 million due to its generic status and related low cost. Biologics are used to treat approximately 15% of rheumatoid arthritis patients, but account for over $3.0 billion of the global rheumatoid arthritis market.

We believe that CH-1504 will not only penetrate the markets for both NSAIDS and biologics, but if it is approved by the regulatory authorities for commercial sale, it also has the potential to replace MTX as the most widely prescribed antifolate for rheumatoid arthritis.

Development Plan

We plan to submit an Investigational New Drug application, or IND, to the United States Food and Drug Administration, or FDA, seeking approval to commence Phase I dose escalation clinical trials of CH-1504 in humans in the second quarter of 2005. A pre-IND meeting with the FDA is planned to confirm sufficient data has been accumulated to file the IND to begin clinical studies. After the completion of our Phase I studies, we will begin a multi-center Phase II efficacy study in rheumatoid arthritis. After the completion of that study (Phase II in rheumatoid arthritis) and a following meeting with the FDA and the appropriate European Union regulatory authorities, we plan on initiating several additional Phase II studies (in other indications) and, in due course, Phase III studies in rheumatoid arthritis. Concurrently we may also plan and initiate additional Proof-of-Concept trials outside of the United States and the European Union in indications of interest. Upon completion of the Phase III studies in rheumatoid arthritis, and having a pre-NDA meeting with the FDA and European Union agencies, we hope to use data from these studies to file a NDA. We estimate a global filing of the NDA in the beginning of 2008, and assuming approval of the NDA, a market launch in late 2008/early 2009.

In addition, while CH-1504 continues in clinical development for rheumatoid arthritis, we will continue to evaluate its potential, and the potential of our other antifolate molecules, in other indications. Initial pre-clinical testing will continue in oncology, psoriasis and inflammatory bowel disease as financing allows. After initial pre-clinical studies are completed in multiple indications, Chelsea’s scientific advisory board, consultants and management team will evaluate these molecules’ potential in these indications. We will then initiate the clinical testing of CH-1504 and/or other molecules in the indications in which it shows the most potential. Potential indications for CH-1504 include psoriasis, psoriatic arthritis, several different kinds of cancers and inflammatory bowel disease. Notwithstanding the foregoing, because of our limited funding, clinical studies might initially be pursued only in rheumatoid arthritis.

Intellectual Property

Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets, and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for our primary product candidate CH-1504 and any future product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the U.S. and abroad.

In March of 2004, Chelsea entered into an exclusive, worldwide (excluding India) license agreement with Dr. M. Gopal Nair for CH-1504 and a number of structural analogues. Specifically, Chelsea licensed US Patent No. 5,912,251, dated June 15, 1999 entitled “Metabolically Inert Anti-Inflammatory and Anti-Tumor Antifolates” and corresponding foreign patent applications. As consideration for the rights to CH-1504 and its analogues, Chelsea issued Dr. Nair, and his designees, an aggregate of 402,000 shares of its common stock, which converted into 4,246,350 shares of common stock of the Company in connection with the Merger. As additional consideration, Chelsea also agreed to pay to Dr. Nair and or his designees certain royalties and payments on the sales of the CH-1504 should it be approved for commercial sale and upon achievement of certain clinical milestones and other guaranteed payments over the next 5 years, some of which may be payable in equity. The license agreement contains other customary clauses and terms as are common in similar agreements in the industry, including the right to sublicense CH-1504 or any of the analogues.

We also depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors, none of which is patentable. To help protect our proprietary know-how, which is not patentable, and for inventions for which patents may be difficult to enforce, we currently rely and will in the future rely on trade secret protection and confidentiality agreements to protect our interests. To this end, we require all of our employees, consultants, advisors and other contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

Competition

We compete with fully integrated pharmaceutical companies, smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies, and other public and private research institutions. Some of CH-1504’s competitors would include, but are not limited to Methotrexate, Johnson & Johnson (Remicade®), Amgen (Enbrel®), Abbott Labs (Humira®) and Aventis (Arava®).

MTX, a classical antifolate, was originally used as a chemotherapy drug to treat certain kinds of cancer, but was also found to be beneficial in treating inflammatory arthritis and psoriasis. MTX is generic and marketed in both injectable and oral formulations by multiple companies including, but not limited to Barr Labs, Boehringer Ingelheim Pharma, Mayne Pharma and Mylan Laboratories.

Enbrel®, Humira® and Remicade® are biologic therapies that have been approved by FDA over the last six years and are the top selling biologics for rheumatoid arthritis. These three TNF blockers are administered to patients by injection and can be used alone or in combination with other DMARDs or NSAIDs such as aspirin or ibuprofen. Enbrel®, developed by Amgen, is the top selling biologic for rheumatoid arthritis, has the safest toxicity profile of the biologics and is also indicated for juvenile rheumatoid arthritis, early rheumatoid arthritis, psoriatic arthritis and ankylosing spondylitis. Enbrel® is estimated to have had $1 billion in U.S. sales for the treatment of rheumatoid arthritis in 2003. Remicade® is a chimeric anti-TNF monoclonal antibody developed by Johnson & Johnson for the treatment of rheumatoid arthritis and Crohn’s disease. Abbott Laboratories’ Humira® experienced a strong product launch in 2003 with estimated U.S. sales of $249 million

CTLA4Ig, developed by Bristol-Myers Squibb, is being studied as a once-monthly infusion for rheumatoid arthritis. The drug is currently in Phase III studies and earlier data has shown the drug to be safe as a monotherapy and combination. Also, Celltech is currently developing CDP-870, a pegylated anti-TNF antibody for the treatment of rheumatoid arthritis and Crohn’s disease. CDP-870 is currently in Phase III studies as a monotherapy and in combination with MTX. Additionally, Genentech/Roche’s Rituxan is currently being evaluated for rheumatoid arthritis in Phase III trials in patients refractory to other DMARD therapy.

Such competitors may have access to more resources, financial and otherwise, which may allow these institutions to develop and market competing products more rapidly and more effectively than we can. Many of these competitors, either alone or together, with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, as well as significantly greater experience in developing drugs, undertaking preclinical testing and human clinical trials, obtaining FDA and other regulatory approvals of drugs, formulating and manufacturing drugs and launching, marketing and selling drugs.

Government Regulation

The FDA and comparable regulatory agencies in foreign countries as well as pharmacy regulators in state and local jurisdictions, impose substantial requirements upon the clinical development, manufacture and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising, and promotion of our products.

Satisfaction of these FDA requirements or requirements of state, local and foreign regulatory agencies typically takes several years, and the actual time required may vary substantially based upon the type, complexity and novelty of the pharmaceutical product. Government regulation may delay or prevent marketing of potential products for a considerable period of time and impose costly procedures upon our activities. We cannot be certain that the FDA or any other regulatory agency will grant approval for any of our products under development on a timely basis, if at all. Success in preclinical or early-stage clinical trials does not assure success in later-stage clinical trials. Data obtained from pre-clinical and clinical activities are not always conclusive and may be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Even if a product receives regulatory approval, the approval may be significantly limited to specific indications or uses. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. Delays in obtaining, or failures to obtain regulatory approvals would have a material adverse effect on our business.

Employees

We have attracted and retained a management team with leading core competencies and expertise in numerous fields, including manufacturing, research, clinical, regulatory and business development. Our management and advisors are comprised of experienced pharmaceutical/biotechnology industry veterans and respected experts. We are lead by our CEO, Dr. Simon Pedder, formerly Vice President, Pharmaceutical Business, Oncology at Hoffmann-La Roche Inc., who has over 15 years of senior pharmaceutical management including drug development and business experience. During this time at Roche, Dr. Pedder was responsible for a number of global development programs, successful registrations and product launches.

Chelsea has a total of six employees. We believe the relationships with our employees are satisfactory. We anticipate that we will need to identify, attract, train and retain other highly skilled personnel. Hiring for such personnel is competitive, and there can be no assurance that we will be able to retain our key employees or attract, assimilate or retain the qualified personnel necessary for the development of our business.

Properties

We lease 3,916 square feet of office space in Charlotte, North Carolina. This lease currently requires us to make monthly payments of approximately $4,487, which increase to approximately $4,621 in June 2005. The lease expires June 30, 2006. We do not own any real property. We believe that our existing facilities are adequate to meet our needs for the foreseeable future

Legal Proceedings

We are not subject to any pending legal proceeding, nor are we aware of any threatened claims against us.

Reports to Security Holders

The Company files annual, quarterly and current reports with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of the Company’s annual, quarterly and current reports, proxy statements or other information that we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s web site http://www.sec.gov.

Risk Factors

Forward Looking Statements

We are including the following cautionary statement in this Report on Form 8-K to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, the Registrant. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, but there can be no assurance that management’s expectation, beliefs or projections will result or be achieved or accomplished. We disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Risks Relating to our Business

We have a limited operating history upon which to base an investment decision.

The Company recently acquired Chelsea which had a limited operating history and, accordingly, is subject to substantial risks inherent in the commencement of a new business enterprise. Prior to the acquisition of Chelsea, the Company had no operations.

We are development-stage company and might not be able to commercialize any product candidates.

We are a development-stage company and have not demonstrated our ability to perform the functions necessary for the successful commercialization of any product candidates. The successful commercialization of any product candidates will require us to perform a variety of functions, including:

•	continuing to undertake pre-clinical development and clinical trials;

•	participating in regulatory approval processes;

•	formulating and manufacturing products; and

•	conducting sales and marketing activities.

Our operations have been limited to organizing and staffing our company, acquiring, developing and securing our proprietary technology and undertaking pre-clinical trials and clinical trials of our product candidate CH-1504. These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.

We currently have no product revenues and will need to raise additional capital to operate our business.

To date, we have generated no product revenues. Until, and unless, we receive approval from the FDA and other regulatory authorities for our product candidates, we cannot sell our drugs and will not have product revenues. Currently, our primary product candidate is CH-1504, and it is not approved by the FDA for sale. Therefore, for the foreseeable future, we will have to fund all of our operations and development expenditures from cash on hand, licensing fees and grants. We expect to seek additional sources of financing, which may not be available on favorable terms, if at all. If we do not succeed in raising additional funds on acceptable terms, we may be unable to complete planned pre-clinical and clinical trials or obtain approval of any product candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities. Any additional sources of financing will likely involve the issuance of our equity securities, which will have a dilutive effect on our stockholders.

We are not currently profitable and may never become profitable.

We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. Even if we succeed in developing and commercializing one or more product candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and development expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

•	continue to undertake pre-clinical development and clinical trials for product candidates;

•	seek regulatory approvals for product candidates;

•	implement additional internal systems and infrastructure; and

•	hire additional personnel.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and development expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our securities.

We may not obtain the necessary U.S. or worldwide regulatory approvals to commercialize any product candidates.

We cannot assure you that we will receive the approvals necessary to commercialize our primary product candidate CH-1504, or any product candidate we acquire or develop in the future. We will need FDA approval to commercialize our product candidate in the U.S. and approvals from the FDA equivalent regulatory authorities in foreign jurisdictions to commercialize our product candidate in those jurisdictions. In order to obtain FDA approval of any product candidate, we must submit to the FDA a New Drug Application, or NDA, demonstrating that the product candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA’s regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our research and clinical approaches will result in drugs that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical and clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may:

•	delay commercialization of, and our ability to derive product revenues from, a product candidate;

•	impose costly procedures on us; and

•	diminish any competitive advantages that we may otherwise enjoy.

Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our New Drug Applications (NDAs). We cannot be sure that we will ever obtain regulatory clearance for our primary product candidate CH-1504. Failure to obtain FDA approval of this product candidate will severely undermine our business by leaving us without a saleable product, and therefore without any source of revenues, until another product candidate can be developed. There is no guarantee that we will ever be able to develop or acquire another product candidate.

In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize any drugs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above. We cannot assure you that we will receive the approvals necessary to commercialize product candidates for sale outside the United States.

Our principal product candidate has not yet begun formal clinical trials.

Our primary product candidate, CH-1504, is in an early stage of development and requires extensive clinical testing. We cannot predict with any certainty if or when we might submit an NDA for regulatory approval of this product candidate or whether such an NDA will be accepted.

Clinical trials are very expensive, time-consuming and difficult to design and implement.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of any product candidate will take at least three years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;

•	determination of dosing issues;

•	lack of effectiveness during clinical trials;

•	slower than expected rates of patient recruitment;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our Investigational New Drug (“IND”) submissions or the conduct of these trials. Therefore, we cannot predict with any certainty the schedule for future clinical trials.

The results of our clinical trials may not support our product candidate claims.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues. Preliminary clinical trials conducted previously involved a small patient population over a relatively short period and because of these factors, the results may not be indicative of future results. Moreover, these initial trials were not performed in accordance with standards normally required by the FDA and other regulatory agencies.

Physicians and patients may not accept and use our drugs.

Even if the FDA approves our primary product candidate CH-1504, physicians and patients may not accept and use it. Acceptance and use of our product will depend upon a number of factors including:

•	perceptions by members of the health care community, including physicians, about the safety and effectiveness of our drug;

•	cost-effectiveness of our product relative to competing products;

•	availability of reimbursement for our product from government or other healthcare payers; and

•	effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect that sales of our primary product candidate could, if approved, generate substantially all of our product revenues for an extended period, the failure of this drug to find market acceptance would harm our business and could require us to seek additional financing.

Our drug-development program depends upon third-party researchers who are outside our control.

We depend upon independent investigators and collaborators, such as universities and medical institutions, to conduct our pre-clinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard, the approval of our FDA applications, if any, and our introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

We rely exclusively on third parties to formulate and manufacture any product candidates.

We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources and expertise to formulate or manufacture our own product candidates. We currently have no contract for the commercial scale manufacture of our primary product candidate CH-1504. We intend to contract with one or more manufacturers to manufacture, supply, store and distribute drug supplies for our clinical trials. If CH-1504 or any product candidates we may develop or acquire in the future receive FDA approval, we will rely on one or more third-party contractors to manufacture our drugs. Our anticipated future reliance on a limited number of third-party manufacturers exposes us to the following risks:

We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

Our third-party manufacturers might be unable to formulate and manufacture our drugs in the volume and of the quality required to meet our clinical needs and commercial needs, if any.

Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products.

Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the DEA, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards.

Each of these risks could delay our clinical trials, the approval, if any, of our product candidates by the FDA or the commercialization of our product candidates or result in higher costs or deprive us of potential product revenues.

We have no experience selling, marketing or distributing products and no internal capability to do so.

We currently have no sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products. Our future success depends, in part, on our ability to enter into and maintain collaborative relationships for such capabilities, the collaborator’s strategic interest in the products under development and such collaborator’s ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our proposed products, significant development expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful.

If we cannot compete successfully for market share against other drug companies, we may not achieve sufficient product revenues and our business will suffer.

The market for our primary product candidate CH-1504 is characterized by intense competition and rapid technological advances. If this product candidate receives FDA approval, it will compete with a number of existing and future drugs and therapies developed, manufactured and marketed by others. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues and our business will suffer.

We will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have rheumatoid arthritis, psoriasis and oncology compounds already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs or have substantially greater financial resources than we do, as well as significantly greater experience in:

•	developing drugs;

•	undertaking pre-clinical testing and human clinical trials;

•	obtaining FDA and other regulatory approvals of drugs;

•	formulating and manufacturing drugs; and

•	launching, marketing and selling drugs.

Developments by competitors may render our products or technologies obsolete or non-competitive.

Companies that currently sell both generic and proprietary compounds for the treatment of rheumatoid arthritis include but are not limited to Abbott Labs, Amgen, Aventis, Barr Labs, Boehringer Ingelheim Pharma, Johnson & Johnson and Mylan Labs. Alternative technologies are being developed to treat rheumatoid arthritis by numerous companies including Bristol-Myers Squibb, Celltech and Genentech, several of which are in advanced clinical trials. (See “Description of Business - Competition” above). In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures or other collaborations.

If we fail to adequately protect or enforce our intellectual property rights or secure rights to patents of others, the value of our intellectual property rights would diminish.

Our success, competitive position and future revenues will depend in part on our ability and the abilities of our licensors to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

To date, we hold certain exclusive patent rights, including rights under U.S. patents and U.S. patent applications as well as rights under foreign patents and patent applications. We anticipate filing additional patent applications both in the U.S. and in other countries, as appropriate. However, we cannot predict:

•	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents;

•	if and when patents will issue;

•	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or

•	whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our licensors and contractors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, it is our policy to require all of our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

If the patent we license is successfully challenged, the value of our intellectual property rights and our ability to commercialize our products would diminish.

We are the exclusive licensee of U.S. Patent No. 5,912,251 entitled “Metabolically Inert Anti-Inflammatory and Anti-Tumor Antifolates”. A reissue application was filed in April 2004 to amend the Patent solely to acknowledge that federal funding had been provided in support of the Patent. A protest to the reissue application was filed by a patent agent in Washington D.C. acting on behalf of an unidentified party. The Protest asks that the United States Patent and Trademark Office, or USPTO, deny us a “reissue patent” on several grounds, among them that the chemical compounds, including CH-1504, claimed in the reissue patent were “obvious” to a person having ordinary skill in the art based on prior patent issuances and publications.

Along with the licensor of the Patent, we have filed a joint response to the Protest. Although there can be no assurance, after consulting with our patent counsel, we believe that the claims set forth in the protest are without merit, the patent was correctly issued by the USPTO and the patent will be reissued in its original form by the USPTO notwithstanding the protest. The European Patent Office, after considering similar arguments as those raised by the protest, agreed that patent claims on CH-1504 are patentable over the prior art.

If we lose the challenge to the reissue application, we would not be issued a patent claiming the precise compositions described therein. Whether or not we are granted a reissue patent, it is our strategy to pursue and broaden our intellectual property portfolio, including by seeking additional patents covering alternative compounds and specific uses of CH-1504 and such alternative compounds. To pursue this strategy, we have already filed a new patent application with additional disclosure relating to the compounds that we believe will provide us with additional proprietary positions, and intend to file and pursue additional patents. Accordingly, we believe we will be able to obtain and maintain enforceable patent rights relating to our technology. However, any successful challenge to any or our patents or other intellectual property could allow others to exploit our compounds and compete directly with us, which could have a material adverse effect on our business.

If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;

•	abandon an infringing drug candidate;

•	redesign our products or processes to avoid infringement;

•	stop using the subject matter claimed in the patents held by others;

•	pay damages; or

•	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

Our ability to generate product revenues will be diminished if our drugs sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

Our ability to commercialize our drugs, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

•	government and health administration authorities;

•	private health maintenance organizations and health insurers; and

•	other healthcare payers.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs. Even if a product candidate is approved by the FDA, insurance coverage may not be available and reimbursement levels may be inadequate, to cover our drug. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for our product, once approved, market acceptance of such product could be reduced.

We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We may be exposed to liability claims associated with the use of hazardous materials and chemicals.

Our research and development activities may involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures, and those of our partners, for using, storing, handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely affect our business, financial condition and results of operations.

We rely on key executive officers and scientific and medical advisors, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our principal scientific, regulatory and medical advisors. We do not have “key person” life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in pre-clinical testing, clinical research and testing, government regulation, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

The testing and marketing of medical products entail an inherent risk of product liability. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with collaborators. We currently do not carry clinical trial insurance or product liability insurance. Although we intend to obtain clinical trial insurance prior to the commencement of any clinical trials, we, or any collaborators, may not be able to obtain insurance at a reasonable cost, if at all. Even if our agreements with any future collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Risks Related to Our Securities

Our common stock is listed on the OTC Bulletin Board which could limit its trading.

Since its listing on the OTC Bulletin Board, there has not been any material trading of our common stock. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market for our common stock, and no assurance can be given that a trading market will develop.

Our common stock does not currently meet the listing standards of the NASDAQ Stock Market and may never meet those standards. The lack of such a listing adversely affects the pricing and execution of trades in our common stock.

If a market for our common stock ever develops, it might initially be a “penny stock,” which would make it more difficult for you to sell such shares. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions. Accordingly, you may not always be able to resell shares of common stock publicly at times and prices that you feel are appropriate.

To the extent a market for our common stock ever develops, the prices at which are shares are traded will likely be volatile.

Even if a trading market is ever established for our common stock, you should expect the prices at which our stock is traded to be highly volatile. The expected volatile price of our stock will make it difficult to predict the value of your investment, to sell your shares at a profit at any given time, or to plan purchases and sales in advance. A variety of other factors may also affect the market price of our common stock. These include, but are not limited to:

•	publicity regarding actual or potential clinical results relating to products under development by our competitors or us;

•	delays or failures in initiating, completing or analyzing pre-clinical or clinical trials or the unsatisfactory design or results of these trials;

•	achievement or rejection of regulatory approvals by our competitors or us;

•	announcements of technological innovations or new commercial products by our competitors or us;

•	developments concerning proprietary rights, including patents;

•	developments concerning our collaborations;

•	regulatory developments in the United States and foreign countries;

•	economic or other crises and other external factors;

•	period-to-period fluctuations in our results of operations;

•	changes in financial estimates by securities analysts; and

•	sales of our common stock.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

A small group of persons hold a significant amount of our stock and could limit your ability to influence the outcome of key transactions, including a change of control.

Individuals affiliated with Paramount BioCapital, Inc. or one of its affiliates will beneficially own or control a significant portion of our common stock, including for this purpose, warrants exercisable by such holders. Individually and in the aggregate, these persons will have significant influence over our business, the election of directors and all matters requiring stockholder approval. In particular, this concentration of ownership may have the effect of facilitating, delaying, deferring or preventing a potential acquisition and may adversely affect the market price of our common stock.

Three of our Board members are, or were recently, employees of Paramount BioCapital, Inc., or one of its affiliates. Additionally, Dr. Lindsay A. Rosenwald is the chairman and sole owner of Paramount BioCapital, Inc. Following the Merger, several trusts for the benefit of Dr. Rosenwald and his family will beneficially own approximately 26.03% of the outstanding shares of our common stock. Dr. Rosenwald does not have the legal authority to exercise voting power or investment discretion over the shares held by those trusts and disclaims beneficial ownership over the shares held by those trusts. In addition, Dr. Rosenwald is managing member of Horizon Biomedical Ventures LLC, which will beneficially own approximately 1.3% of our outstanding common stock; Dr. Rosenwald disclaims beneficial ownership over the shares held by Horizon Biomedical Ventures LLC.

We have never paid dividends and presently do not intend to pay cash dividends.

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance our future operations.

Upon the effective time of a Securities Act registration statement, there will be a significant number of shares of our common stock eligible for sale, which could depress the market price of our stock.

We may be required or elect to file on behalf of a number of former Chelsea stockholders a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) that would include a substantial number of our shares of common stock. When those shares become available for sale in the public market, they could harm the market price of our stock. Further, other shares may be offered from time to time in the open market pursuant to Rule 144 or Rule 145, and these sales may have a depressive effect on the market for our common stock. See “Item 8.01. Other Events - Chelsea Private Placement.”

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Merger, the Company issued 107,202,778 shares of its common stock to holders of common stock and Series A Preferred Stock of Chelsea, and reserved for issuance 5,303,037 shares of common stock pursuant to outstanding warrants to purchase either common stock or Series A Preferred Stock of Chelsea that were assumed by the Company and 9,982,662 shares of common stock pursuant to outstanding options to purchase common stock of Chelsea pursuant to the Chelsea Therapeutics, Inc. 2004 Stock Plan that were assumed by the Company.

The issuance of the shares of common stock of the Company and the reservation of shares of common stock to be issued upon exercise of the options and warrants assumed in connection with the Merger was not registered under the Securities Act, and the securities in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The securities may not be offered or sold in the United States in the absence of an effective registration statement, or exemption from the registration requirements.

Item 4.01. Changes in Registrant’s Certifying Accountant.

In connection with the completion of the Merger, pursuant to approval by the Company’s Board of Directors, the Company has agreed that it will not reappoint Mayer Hoffman McCann, P.C. (“Mayer Hoffman”) as its independent registered public accounting firm following its completion of its audit for the fiscal year ended January 31, 2005. The Board of Directors determined that because the financial statements of the Company are tantamount to the financial statements of its new wholly-owned subsidiary Chelsea, for reasons of continuity, J.H. Cohn LLP, the accounting firm of Chelsea prior to the Merger, should become the independent registered public accounting firm of the Company.

Mayer Hoffman’s reports on the Company’s financial statements for the fiscal years ended January 31, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that each report contained a fourth explanatory paragraph describing going concern contingencies.

During the Company’s two most recently completed fiscal years, and through the date of the Merger, there were no disagreements between the Company and Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to Mayer Hoffman ‘s satisfaction, would have caused the firm to make reference to the subject matter in connection with its reports on the Company’s financial statements for either such fiscal year or for any reporting period since the Company’s last fiscal year-end. During the Company’s two most recently completed fiscal years, and through the date of the Merger, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On February 11, 2005, the Company retained J.H. Cohn LLP to be its principal independent registered public accounting firm. During the two most recent fiscal years and to February 11, 2005, the Company has not consulted with J.H. Cohn regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that J.H. Cohn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto.

The Company provided Mayer Hoffman with a copy of this Current Report on Form 8-K on February 14, 2005, prior to its filing with the SEC, and requested that they furnish the Company with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Mayer Hoffman, dated February 16, 2005, is attached as an exhibit to this Form 8-K.

Item 5.01. Changes in Control of Registrant

In connection with the Merger, each outstanding share of common stock and Series A Preferred Stock of Chelsea was converted into 10.56306036793 shares of common stock of the Company. All outstanding options and warrants to purchase either common stock or Series A Preferred Stock of Chelsea were assumed by the Company and converted into options and warrants to purchase shares of common stock of the Company at a rate of 10.56306036793 shares of Company stock for each share of Chelsea common stock or Series A Preferred Stock. The Merger resulted in a change of control of the Company, with the former stockholders of Chelsea owning approximately 84.68% of the Company’s outstanding common stock, or approximately 96.75% assuming the conversion of all outstanding options and warrants. The description of the Merger is set forth above under “Item 2.01. Completion of Acquisition of Disposition of Assets – Principal Terms of the Merger” and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, or Appointment of Principal Officers

Directors and Executive Officers

Philip J. Davis, the Company’s Chief Executive Officer, Chief Financial Officer and sole director, resigned his positions with the Company effective upon February     , 2005 in accordance with the terms of the Merger Agreement.

Effective as of February 11, 2005, in accordance with the terms of the Merger Agreement, the newly appointed principal officers and directors of the Company are listed below:

Name	Age	Position
Simon Pedder, Ph.D.	43	President, Chief Executive Officer and Director
J. Nick Riehle	52	Vice President, Administration and Chief Financial Officer
L. Arthur Hewitt	52	Vice President, Drug Development
Michael Weiser	42	Chairman of the Board
Johnson Y.N. Lau	44	Director
Kevan Clemens	60	Director
Neil Herkowitz	47	Director
Jason Stein	32	Director
David Tanen	33	Director

Simon Pedder, Ph.D. – President, Chief Executive Officer and Director. Dr. Pedder joined Chelsea from Hoffmann-La Roche Inc. where he was Vice President of Pharmaceutical Business, Oncology and an executive officer. Prior to that he was in charge of the hepatitis franchise at Roche where he was in charge of the development of Pegasys and Copegus, which have combined annual worldwide sales of over $1 billion. He has been a Director in Pharmaceutical Business, Pharmaceutical Development and Project Management. During his time at Roche he oversaw a number of successful NDAs. Dr. Pedder has his Ph.D. in Pharmacology from the College of Medicine at the University of Saskatchewan in Canada.

J. Nick Riehle, MBA – Vice President, Administration and Chief Financial Officer. Mr. Riehle has over 25 years of business and management experience with both large Fortune 500 companies and start-up ventures. He has held senior positions at HAHT Commerce, Nortel Networks and IBM. Mr. Riehle has his Bachelor of Commerce from McGill University, his MBA from York University and earned a Certified Management Accountant (CMA) designation from Ontario, Canada.

L. Arthur Hewitt, Ph.D. – Vice President, Drug Development. Dr. Hewitt has over 25 years of pharmaceutical industry experience working for Abbott Laboratories, Parke-Davis, Janssen Pharmaceuticals and Amgen. While at Amgen he was the Head of Clinical Research and Regulatory Affairs in Canada. During his years at Amgen, Dr. Hewitt oversaw the approval of Neupogen, Stemgen and Infergen. Dr. Hewitt obtained his Ph.D. in Pharmacology from the Medical School at the University of Montreal.

Michael Weiser, M.D., Ph.D. – Chairman of the Board. Dr. Weiser has served on the Board of Directors of Chelsea since its inception. Dr. Weiser is the Director of Research of Paramount Capital Asset Management, Inc., New York. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience. Dr. Weiser currently serves on the Board of Manhattan Pharmaceuticals, Inc., a publicly traded biotechnology company, Innovative Drug Delivery Systems, Inc. and several other privately-held biotechnology companies.

Kevan Clemens, Ph.D. – Director. In 2004 Dr. Clemens retired after 30 years in the pharmaceutical industry. His last position was as Executive Vice President of Pharmaceutical Business for Hoffmann-La Roche Inc. Prior to that he was Global Head of Specialty Care, Global Head of Project Management and the Head of Clinical Operations for North and South America. Previously, Dr. Clemens worked for over 20 years at Syntex as the Head of Pharmacoeconomics and in multiple positions of importance in the sales and marketing divisions. Dr. Clemens obtained his Ph.D. in Chemistry from the University of London.

Neil Herskowitz - Director. Mr. Herskowitz is the Managing Member of ReGen Partners LLC, an investment fund located in New York, and is also President of its affiliate, Riverside Claims LLC. Mr. Herskowitz joined the ReGen Group of companies in 1998. Prior to 1998, Mr. Herskowitz was the Chief Financial Officer of a privately-held manufacturing company. Mr. Herskowitz currently serves on the board of directors of Starting Point Services for Children a not-for-profit corporation, and on the board of directors of Vacation Village, a 220-unit development in Sullivan County, New York. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978.

Johnson Y.N. Lau, M.B., B.S., M.D. F.R.C.P. – Director. Dr Lau has a background both in academic medicine and in the executive management of pharmaceutical/biotech companies. Dr. Lau was previously the Chairman and CEO of Ribapharm Inc. where he led that company’s initial public offering. Previously he was the Senior Vice President and Head of Research and Development at ICN Pharmaceuticals and Senior Director at Schering-Plough for Antiviral Research. He has published over 200 scientific papers in leading academic journals and was elected as a Fellow, Royal College of Physicians in 2004.

Jason Stein, M.D. – Director. Dr. Stein has served on the Board of Directors of Chelsea since June 1, 2004. Dr. Stein is the Senior Analyst at Paramount Capital Asset Management, Inc., where he is responsible for medical, scientific, and financial research of pharmaceutical products and technologies. Dr. Stein is also an officer and/or director of several other privately held development-stage biotechnology companies. Dr. Stein received his undergraduate degree from the University of Michigan and his medical degree from Saba University.

David M. Tanen – Director. Mr. Tanen has served on the Board of Directors of Chelsea since its inception. From July 1996 through August 2004, Mr. Tanen has served as an associate director and General Counsel of Paramount Capital Inc., an NASD member broker dealer. Mr. Tanen also serves as a member of the board of directors of VioQuest Pharmaceuticals, Inc. and Manhattan Pharmaceuticals, Inc., both publicly traded companies, and as an officer and/or director of several other privately held development-stage biotechnology companies. Mr. Tanen received his B.A. degree from George Washington University, and his J.D. degree from Fordham University School of Law.

Employment Agreements

Dr. Pedder is currently compensated at a salary of $325,000.00 per year. He will also receive a guaranteed bonus of $50,000 per year, and a quarterly bonus of $18,750 commencing on December 31, 2004 and continuing through December 31, 2005. He also received a bonus of $56,250 upon execution of his employment agreement. Additionally, Dr. Pedder is eligible for a bonus each year, at the discretion of the board, of up to 50% of his base salary. Dr. Pedder also purchased 407,550 shares of Common Stock from the Company, at a purchase price of $.001 per share. Pursuant to his employment agreement, all or a portion of his Common Stock is subject to a repurchase right by the Company, whereby the Company has the right to repurchase all or part of Dr. Pedder’s Common Stock, at a per share price of $.001 per share, under certain circumstances involving Dr. Pedder’s termination.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock of the Company beneficially owned immediately following the consummation of the Merger by (1) those persons or groups expected to beneficially own more than 5% of the common stock, (2) each executive officer and director of the Company, and (3) all directors and executive officers of the Company as a group. The information below regarding directors of the Company assumes Philip J. Davis has resigned from the Board of Directors and the new directors of the Company have been appointed as described above under “— Directors and Executive Officers.” For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The following percentage information is calculated based on 111,317,378 shares of common stock that were issued and outstanding immediately following closing of the Merger. Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Unless otherwise indicated, the address for each listed stockholders is c/o Chelsea Therapeutics, Inc., 13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
Lester Lipschutz(1) c/o Paramount BioCapital 787 7th Avenue 48th Floor New York, New York 10019	28,971,876	26.03%
Atlas Equity I, LP c/o SS&C Fund Services N.V., P.O. Box 4671, Pareraweg 45, Curacao, Netherlands Antilles	6,859,144	6.16%
Simon Pedder	4,304,975	3.87%
Jason Stein	3,897,769	3.50%
Michael Weiser	3,897,769	3.50%
David Tanen	1,056,306	*
L. Arthur Hewitt(2)	25,000	*
Kevan Clemens	—	—
Neil Herskowitz	—	—
Johnson Y.N. Lau	—	—
J. Nick Riehle	—	—
All executive officers and directors as a group (9 people)	13,181,819	11.84%

*	Indicates less than 1%
(1)	Lester Lipschutz may be deemed the beneficial owner of 28,971,876 shares. Beneficial ownership consists of voting and dispositive power over (i) 11,235,885 shares owned by the Rosenwald 2000 Family Trust, for which Mr. Lipschutz serves as the trustee; (ii) 9,259,188 shares owned by the Lindsay A. Rosenwald 2000 (Delaware) Irrevocable Indenture of Trust for which Mr. Lipschutz is investment advisor; (iii) 2,825,619 shares owned by the Lindsay A. Rosenwald Alaska Irrevocable Indenture of Trust of which Mr. Lipschutz serves as a trustee; (iv) 2,825,619, shares owned by the Lindsay A. Rosenwald Rhode Island Irrevocable Indenture of Trust for which Mr. Lipschutz serves as investment advisor; and (v) 2,825,619 shares owned by the Lindsay A. Rosenwald Nevada Irrevocable Indenture of Trust for which Mr. Lipschutz serves as a trustee. Mr. Lipschutz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.
(2)	Comprised solely of shares obtainable upon exercise of vested options.

Board of Directors Meetings and Committees

The new Board of Directors of the Company intends to establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Such committees had previously been established for Chelsea and it is anticipated that the existing Chelsea committee responsibilities will be retained for the committees established by the Company. The Company also intends to adopt a process for shareholders to send communications to the Board of Directors.

Certain relationships and related transactions

Prior to the Merger, in December 2004, Chelsea completed a private placement of 4,714,287 shares of its Series A Preferred Stock at a per share price of $3.08 for aggregate gross proceeds of $14,520,003. In connection with the Merger, these shares of Series A Preferred Stock converted into 49,797,298 shares of common stock of the Company.

Chelsea engaged Paramount BioCapital, Inc. to assist it in placing the shares of Series A Preferred Stock on a “best efforts” basis. Lindsay A. Rosenwald, M.D. is Chairman and Chief Executive Officer of Paramount BioCapital. Certain trusts for the benefit of Dr. Rosenwald are substantial shareholders of the Company. In connection with Chelsea’s offering of Series A Preferred Stock, Chelsea and Paramount BioCapital entered into an agreement pursuant to which Chelsea paid to Paramount BioCapital or its affiliates and partners (a) cash commissions equal to $888,552, and (b) warrants to acquire 412,133 shares of Chelsea’s Series A Preferred Stock. In connection with the Merger, these warrants converted into warrants to acquire 4,353,386 shares of common stock of the Company. Chelsea agreed to pay to Paramount BioCapital an accountable expense allowance equal to up to $50,000.00 to reimburse Paramount BioCapital for its out-of-pocket expenses. Chelsea also agreed to indemnify Paramount BioCapital against certain liabilities, including liabilities under the Securities Act. In addition, we must pay a commission to Paramount BioCapital on additional sales by us, if any, of securities (other than in a public offering) to investors introduced to the Company by Paramount BioCapital before December 17, 2005. The commission equals 7% of the gross proceeds raised, and warrants to purchase 10% of the number of shares sold, in the offering through these firms.

Dr. Michael Weiser and Dr. Jason Stein, who are both members of the Board of Directors of the Company as a result of the Merger, are also fulltime employees of either Paramount BioCapital or its affiliates. In addition, Mr. David M. Tanen, who is also member of the Board of Directors of the Company as a result of the Merger, was a full time employee of Paramount BioCapital from July 1996 through August 2004.

Item 8.01. Other Events.

Chelsea Private Placement and Registration Rights

Prior to the Merger, in December 2004, Chelsea completed a private placement of 4,714,287 shares of its Series A Preferred Stock at a per share price of $3.08, for aggregate gross proceeds of $14,520,003. Chelsea also issued warrants to acquire 412,133 shares of Chelsea’s Series A Preferred Stock in the private placement. In connection with the Merger, the shares of Series A Preferred Stock converted into 49,797,298 shares of common stock of the Company and the warrants converted into warrants to acquire 4,353,386 shares of common stock of the Company.

As a result of the Merger, the Company is now obligated to perform Chelsea’s obligations under its agreements with the investors in the private placement. Accordingly, the Company is obligated to include the aggregate number of 54,150,684 shares of common stock of the Company issued to the holders of Chelsea Series A Preferred Stock and warrants to purchase Series A Preferred Stock in connection with the Merger (the “Registrable Securities”) in any registration statement that it files under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities). In addition, the holders of at least 51% of the Registrable Securities have the right to demand that the Company file a registration statement under the Securities Act in order to register the Registrable Securities; provided that, the holders of the Registrable Securities are entitled to only one such demand registration, and the demand registration can not be requested prior to 180 days after the completion of the Merger.

The Company has agreed to bear and pay all expenses incurred in connection with any demand registration of Registrable Securities. In addition, the Company has agreed to use its best efforts to (i) cause any such registration statement to become effective, and (ii) cause any such registration statement to remain effective until the earliest to occur of (A) such date as the holders of Registrable Securities have completed the distribution described in the registration statement and (B) such time that all of such Registrable Securities are no longer, by reason of Rule 144(k) under the Act, required to be registered for the sale thereof by such holders.

Proposed Future Actions

The Company intends to call a special meeting of the stockholders as soon as practicable for the purpose of considering reincorporating under the laws of the State of Delaware and changing the corporate name.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Financial statements of Chelsea have not been included herein but are expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Pro forma financial information required pursuant to Article 11 of Regulation S-X has not been included herein but is expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 days after the date that this Current Report on Form 8-K is required to be filed. The Company is changing its fiscal year end to December 31. This pro forma information and future financial information for the Company will reflect this change.

(c) Exhibits

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
2.1	Agreement and Plan of Merger by and among Ivory Capital Corporation, Chelsea Therapeutics, Inc. and Chelsea Acquisition Corp, dated as of January 17, 2005.	8-K	01/17/05	2.1

10.1*	License Agreement dated as of March 24, 2004 between M. Gopal Nair and Chelsea Therapeutics, Inc. (f/k/a Aspen Therapeutics, Inc.)				X

10.2	Employment Agreement dated April 2, 2004 between Chelsea Therapeutics, Inc. and Simon Pedder and Amendment to Employment Agreement dated December 17, 2004.				X

10.3	Form of Subscription Agreement for the purchase of Series A Preferred Stock of Chelsea Therapeutics, Inc.

10.4	Chelsea Therapeutics, Inc. 2004 Stock Plan and forms of Notice of Stock Option Grant and Stock Option Agreement.				X

16.1	Letter from Mayer Hoffman McCann, P.C. dated February 16, 2005.				X

*	Certain portions of this agreement have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVORY CAPITAL CORPORATION

Date: February 16, 2005	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer